Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 274 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our report, dated December 24, 2018, on the financial statements of Transamerica Capital Growth, included in the Annual Report for the fiscal year ended October 31, 2018.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 27, 2019